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                                   Exhibit 23

                       Consent of Independent Accountants


To the Board of Directors of
Security Bancorp, Inc.:

We consent to the incorporation by reference in the current report on Form 8-K/A under the Securities Exchange Act of 1934 of Habersham Bancorp of our reports dated January 19, 1995 and contained in the Registration Statement No. 33-57915 of Habersham Bancorp on Form S-4 under the Securities Act of 1933 insofar as such reports relate to the financial statements of Security Bancorp, Inc.


                                      /s/ JOSEPH DECOSIMO AND COMPANY

Atlanta, Georgia
August 8, 1995





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